                                                                   EXHIBIT 10.13
                                                                   -------------






                        DRILLING AND OPERATING AGREEMENT

                            DATED SEPTEMBER 15, 2004

                                 BY AND BETWEEN

                               ATLAS AMERICA, INC.

                                       AND

                                KNOX ENERGY, LLC

                                                  TABLE OF CONTENTS
                                                  -----------------

                                                                                                           PAGE
                                                                                                           ----
1.   Definitions..............................................................................................1
2.   Minimum Well Drilling Schedule; Initial and Subsequent Drilling; Election to Participate; Gathering......3
3.   Title; Lease Status; Assignment by Non-Operator; AMI Election............................................8
4.   Drilling and Certain Related Procedures; Abandonment....................................................11
5.   Other Operating Responsibilities of the Operator........................................................13
6.   Marketing of Natural Gas and Oil........................................................................14
7.   Superintendence and Maintenance of the Wells; Operator's Fee and Other Charges..........................16
8.   Costs and Expenses; Plugging Reserve Account............................................................17
9.   Additional Operations...................................................................................19
10.  Non-Operator's Access; Audit............................................................................20
11.  Term and Termination....................................................................................20
12.  Contract Not Assignable.................................................................................22
13.  Relationship; Internal Revenue Code Election............................................................22
14.  Force Majeure...........................................................................................22
15.  Notices.................................................................................................23
16.  Governing Law...........................................................................................24
17.  Successors in Interest..................................................................................24
18.  Integration; Amendment; Interpretation..................................................................24
19.  Severability............................................................................................24
20.  Waivers.................................................................................................24
21.  Further Assurances......................................................................................25
22.  Attorneys' Fees.........................................................................................25
23.  Public Statements.......................................................................................25
24.  Counterpart; Fax........................................................................................25



                                   DEFINITIONS


TERM                                                     DEFINED AT:
----                                                     ----------

Additional Potential Lease(s)                      ss. 3.4
AFE                                                ss. 2.5
Affiliate                                          ss. 4.3
Agreement                                          Page 1
AMI                                                Second Whereas clause, page 1
Assignment                                         ss. 1.1(a)
Casing Point                                       ss. 1.1(b)
Completion                                         ss. 1.1(c)
COPAS                                              ss. 7.3
Drilling Acreage                                   ss. 1.1(d)
Drilling Costs                                     ss. 2.5
Dry Hole                                           ss. 1.1(e)
force majuere                                      ss. 14.1
Gas Purchaser                                      ss. 1.1(f)
Initial Period                                     ss. 2.8
Leases/Lease                                       Second Whereas clause, page 1
Net Revenue                                        ss. 1.1(h)
Net Well                                           ss. 2.8
Non-Operator                                       Page 1
Operating Expenses                                 ss. 1.1(i)
Operating Reserve Account                          ss. 8.1
Operator                                           Page 1
Operator's Fee                                     ss. 7.3
Option Period                                      ss. 2.8
Plugging Funds                                     ss. 8.4
Plugging Reserve Account                           ss. 8.4
Proportionate Share                                ss. 1.1(j)
Well Acreage                                       ss. 1.1(l)
Wells/Well                                         ss. 1.1(k)


                                             LIST OF EXHIBITS
                                             ----------------

                                                                       PRINCIPAL REFERENCE:
                                                                       -------------------
Exhibit A - AMI Map                                                    Second Whereas clause, page 1

Exhibit B - Leases and Additional Potential Leases,
            Minimum Wells and Excluded Acreage                         First Whereas clause, page 1

Exhibit C - AFE's                                                      ss. 2.3

Exhibit D - Assignment                                                 ss. 1.1(a)

Exhibit E - Gas Balancing Agreement                                    ss. 6.4



                        DRILLING AND OPERATING AGREEMENT
                        --------------------------------

         This Drilling and Operating Agreement (this "Agreement") is made and entered into, effective as of the 15th day of September, 2004, by and between ATLAS AMERICA, INC., a Pennsylvania corporation (and not any other entity having the name Atlas America, Inc. or any derivative thereof), whose address is 311 Rouser Road, Moon Township, Coraopolis, PA 15108 (hereinafter referred to as "Operator") and KNOX ENERGY, LLC, a Tennessee limited liability company, whose address is 132 Mitchell Road, Oak Ridge, TN 37830 (hereinafter referred to as "Non-Operator").

         WHEREAS, by the agreements described in Exhibit B which is attached hereto and made a part hereof, Non-Operator is vested with the right to drill one or more wells for the purpose of exploring for and producing natural gas and/or oil from the tracts or parcels covered thereby situate in Anderson, Campbell, Morgan, Roane and Scott Counties, Tennessee; and

         WHEREAS, Operator and Non-Operator desire to drill wells on the property covered by the agreements described in Exhibit B (as well as any other agreements granting Non-Operator, either of the members of Non-Operator and/or any affiliate of any of them the right to drill one or more wells on the property within the area of mutual interest (the "AMI") outlined on the map attached hereto as Exhibit A and made a part hereof) for the production of natural gas and/or oil therefrom, and the processing, transportation and marketing of such natural gas and/or oil, on the terms and conditions hereinafter set forth; the agreements described in Exhibit B, as well as any other agreements described in this WHEREAS clause which are deemed Leases as set forth in Section 3.4 hereof, are referred to herein collectively as the "Leases" and individually as a "Lease".

         NOW, THEREFORE, WITNESSETH, that for and in consideration of the foregoing premises, and the mutual covenants herein contained, the parties hereto mutually covenant and agree as follows:

         1.   Definitions
              -----------

              1.1 The following terms used in this Agreement shall have the meanings set forth below:

                    (a) The term "Assignment" shall mean, with respect to Wells (as defined below), the separate agreement in the form attached hereto and made a part hereof as Exhibit D, whereby Non-Operator will grant, assign and convey, as set forth herein, unto the Operator and/or its successor and assigns, their Proportionate Share (as defined below) of the right, title and interest of Non-Operator in and to a part or portion of the property described in and covered by the Leases.

                    (b) The term "Casing Point" means the time when a Well has been drilled to the depth or the formation or formations hereinafter designated and such tests have been conducted so that a determination can be made as to whether the Well can be further developed to completion.

                    (c) The term "Completion" means in the case of a natural gas Well or an oil Well the time when all Well equipment has been installed and the

Well is capable of producing natural gas and/or oil without regard to whether all facilities necessary to permit the delivery of natural gas or oil production from the Well to a purchaser have been installed.

                    (d) The term "Drilling Acreage" shall mean those tracts or parcels of land, or the parts or portions thereof other than the 1.628 acre, more or less, parcel referred to in Section 2.8 hereof, covered by the Leases.

                    (e) The term "Dry Hole" means a Well that has been drilled to the Casing Point but which is not completed pursuant to the provisions of this Agreement.

                    (f) The term "Gas Purchaser" shall mean that party, whether one or more, designated by the Operator and/or the Non-Operator to purchase gas produced from one or more Wells.

                    (g) The term "Net Revenue" shall mean the gross receipts of the Wells less all royalties, overriding royalties, the Operator's Fee (as defined in Section 7.3 hereof) and Operating Expenses (as defined below) and any other item of expense not expressly chargeable to the Operator.

                    (h) The term "Operating Expenses" shall mean the customary expense of operation and maintenance of a Well, if it is producing, the production and marketing of natural gas and/or oil therefrom, and of plugging and abandoning a Well, if unproductive. Such term includes business and occupation, gross receipts, ad valorem and severance taxes and all other taxes payable with respect to the production from the Wells, and all legal fees, all transportation charges (including compression charges), all materials utilized in production, such as, but not limited to, alcohol, soap, solvents, cleaners, electric drops, electricity and other similar items and any other item commonly or ordinarily used in connection with producing a natural gas and/or oil well or designated as an Operating Expense in this Agreement, but shall not include any cost or expense incurred by the Operator in discharging its obligation to superintend and maintain a Well, if producing (for which the Operator is to receive monthly payments as set forth in Section 7.3 hereof) or any other such costs and expenses which the Operator is required by the terms of this Agreement to bear itself. Such term shall also include any amounts payable as damages subsequent to reclamation of all well roads and drill sites in accordance with applicable law to any owner of the surface estate where a Well is drilled or any right of way or easement appurtenant thereto and costs of defending or arbitrating any action or claims asserted with respect thereto.

                    (i) The term "Proportionate Share" shall mean the percentage share of Operator or its successors or assigns and of Non-Operator in the drilling and completion costs, Operating Expenses, Operator's Fee, working interest, production revenues and ownership of each Well to be drilled pursuant to this Agreement.

                    (j) The term "Well" shall mean a well, and the term "Wells" shall mean all wells, drilled in accordance with the terms of this Agreement.

                    (k) The term "Well Acreage" shall mean that part or portion of the Drilling Acreage covered by one or more Leases included in a square area of forty (40) acres having as its center the borehole of a Well to the extent such part or portion shall fall within the boundaries of such square area, provided, however, that if a Lease, or any governmental or other regulatory authority or agency, provides or requires for a larger area or a different configuration, the Well Acreage shall mean such larger area and/or different configuration.

         2. Minimum Well Drilling Schedule; Initial and Subsequent Drilling; Election to Participate; Gathering
             ----------------------------------------------------------------

             2.1 The Leases identified in Exhibit B provide that a minimum number of wells are to be drilled before certain dates as set forth on Exhibit B as a condition to the drilling of additional wells on the property subject to such Leases.

             2.2 It is understood and agreed by the parties that Operator is presently unable to perform the duties and obligations of Operator hereunder with respect to (i) permitting and titling of Wells, (ii) drilling and completing Wells, (iii) accounting for the costs of drilling and completing Wells, (iv) tending Wells, (v) marketing production from the Wells or (vi) accounting for, and distributing, Net Revenues and royalties and overriding royalties relating to production from the Wells. The parties agree that Non-Operator will initially perform such duties and obligations and shall be entitled to receive payment from Operator of Operator's Proportionate Share of the Drilling Costs, Operating Expenses and Operator's Fee relating thereto. The parties will fully cooperate with each other and use all reasonable efforts to have Operator perform such duties and obligations relating to each of the foregoing numbered activities as soon as reasonably practicable (giving due consideration to effecting a smooth transition as to each of the foregoing numbered activities when Operator has adequate personnel in place to perform such duties and obligations with respect to such activities), provided, however, that Operator shall perform all such duties and obligations no later than when fifty (50) Wells have been drilled hereunder.

             For example and without limiting the foregoing, until such time as Operator obtains any and all required governmental and other approvals and permissions to drill, complete and operate Wells on the property subject to a Lease identified in Exhibit B and has adequate personnel in place to conduct such activities, Non-Operator shall perform such activities, and shall have all of the rights, of Operator hereunder with respect to such activities. Operator shall promptly and diligently pursue all reasonable actions to obtain such approvals and permissions and have such adequate personnel in place. Upon obtaining such approvals and permissions and having such personnel in place, Operator shall thereafter perform all such activities, and shall have all of the rights, of Operator hereunder with respect to such activities and Non-Operator shall promptly transfer to Operator all permits and other authorizations to drill, complete and operate Wells on the property subject to the Leases identified in Exhibit B.

             2.3 Non-Operator has obtained all governmental and other approvals and permits to drill, complete and operate wells on the property subject to the Leases identified in Exhibit B as set forth on Exhibit B under the heading Presently Permitted Minimum Wells. Until Operator obtains any and all required governmental and other approvals and permissions to drill, complete and operate Wells on the property subject to a Lease identified in Exhibit B, Non-Operator shall promptly and diligently pursue all reasonable action to obtain such approvals and permissions to drill, complete and operate, and shall drill, the minimum number of Wells set forth on Exhibit B with respect to such Lease. After obtaining any and all required approvals and permissions to drill, complete and operate Wells on the property subject to a Lease identified in Exhibit B, Operator shall promptly and diligently drill the minimum number of wells set forth on Exhibit B with respect to such Lease (less the number previously drilled) during the periods Operator has the right to drill wells under this Agreement.

             With respect to each of the first ten (10) Wells identified in Exhibit B under the heading Presently Permitted Minimum Wells, Operator shall pay to Non-Operator, upon execution of this Agreement, Operator's Proportionate Share of the Drilling Costs (as defined in Section 2.5 hereof) as estimated in the AFE (as defined in Section 2.5 hereof) for such Well attached hereto as Exhibit C and made a part hereof, and after Non-Operator determines the final third-party costs of drilling and completing such Well, Operator shall pay to Non-Operator, as set forth in Section 2.5 hereof, Operator's Proportionate Share of such final costs in excess of the amounts set forth in the AFE for such Well, subject to the refund or credit set forth in such Section. With respect to any other Well which is drilled and completed by Non-Operator, not later than five
(5) days prior to such drilling, Operator shall pay to Non-Operator the Operator's Proportionate Share of the Drilling Costs as estimated in the AFE for such Well, and after Non-Operator determines the final third-party costs of drilling and completing such Well, Operator shall pay to Non-Operator, as set forth in Section 2.5 hereof, Operator's Proportionate Share of such final costs in excess of the amounts set forth in the AFE for such Well, subject to the refund or credit set forth in such Section.

             Operator and Non-Operator agree that no other well will be drilled on the property subject to the Leases closer than one thousand three hundred twenty (1,320) feet to any Well drilled pursuant hereto unless Operator and Non-Operator otherwise agree in writing; provided, however, that after the expiration of the Initial Period or, if applicable, the Option Period, or the termination of this Agreement if such termination occurs prior to the expiration of the Initial Period or the Option Period, Non-Operator shall have the right to drill wells on the property subject to the Leases which are closer than one thousand three hundred twenty (1,320) feet to any Well drilled pursuant hereto so long as no such well produces natural gas or oil from any formation (other than methane gas from coal beds or coal mines) from the surface to one hundred
(100) feet below the deepest formation from which natural gas and/or oil is produced from any such Well and so long as the drilling, completion and operation (including the production, compression and transportation of natural gas and/or oil) of all such wells do not unduly interfere with the operation (including the production, compression and transportation of natural gas and/or oil) of any Well and provided, further, that if a Well is plugged and abandoned, the limitations as to formations and interference in the foregoing proviso as to such Well shall not apply. If Non-Operator drills a well which is closer than one thousand three hundred twenty (1,320) feet to any Well which has not been plugged and abandoned, it shall promptly furnish to Operator copies of all drilling reports, logs, completion reports and other data reasonably requested by Operator for the purpose of verifying that such well is not producing, and will not produce, any natural gas or oil from any formation (other than methane gas from coal beds or coal mines) from the surface to one hundred (100) feet below the deepest formation from which natural gas and/or oil is produced from such Well. The agreements set forth above in this paragraph shall be covenants running with the land and shall be set forth by reference to this Agreement in the Assignment in the form attached hereto as Exhibit D and made a part hereof.

             2.4 Non-Operator shall have the right to participate, on a well-by-well basis, for up to fifty percent (50%) of the working interests in each Well drilled hereunder.

             Except as set forth in Exhibit B under the heading Wells To Be Drilled On Or Before March 31, 2005, Operator shall propose the number and location of the Wells to be drilled pursuant hereto and shall give written notice thereof to Non-Operator. Non-Operator may elect to participate by giving written notice to Operator of such election within thirty (30) days after receipt of Operator's proposal. Failure of Non-Operator to give notice to

Operator of its election to participate within the period set forth above shall be deemed, and shall constitute, an election by Non-Operator not to participate.

             Non-Operator has elected not to participate in the first ten (10) proposed Wells identified in Exhibit B under the heading Presently Permitted Minimum Wells for any working interest and Operator shall own one hundred percent (100%) of the working interests in such Wells.

             2.5 Operator and Non-Operator shall each pay its Proportionate Share of the actual third-party costs of drilling and completing each Well plus an amount to cover general and administrative, and technical supervision, expenses allocated to the drilling and completion of each Well (the "Drilling Costs"). For each Well for which the drilling is commenced prior to March 31, 2005, the amount allocated for general and administrative, and technical supervision, expenses for the drilling and completion of each such Well shall be Fourteen Thousand Dollars ($14,000). Thereafter, for each annual period beginning April 1 and ending March 31 of the following year, Operator shall determine the amount to be allocated for general and administrative, and technical supervision, expenses allocated to the drilling and completion of a Well for which the drilling is commenced during such period, such amount to be equal to the amount Operator allocates to Wells drilled for any limited partnership or other entity from which Operator receives funds to drill such Wells.

             Operator shall give Non-Operator thirty (30) days' prior written notice of the anticipated drilling date for a Well in which Non-Operator has elected to participate. No later than five (5) days prior to the drilling by Operator of a Well in which Non-Operator has elected to participate, Non-Operator shall pay to Operator its Proportionate Share of the Drilling Costs of the Well as estimated in an Authority for Expenditure ("AFE") to be furnished to Non-Operator by Operator along with the written notice to be provided by Operator to Non-Operator pursuant to Section 2.4 hereof. Within thirty (30) days after Operator determines the final third-party costs of drilling and completing a Well, Operator shall either (i) invoice Non-Operator for its Proportionate Share of the final costs in excess of the amount prepaid by Non-Operator and Non-Operator shall pay such invoice within thirty (30) days after receipt or
(ii) at the election of Non-Operator, Operator shall refund to Non-Operator, or credit against Non-Operator's Proportionate Share of the Drilling Costs for one or more other Wells in which it has elected to participate, the amount prepaid by Non-Operator in excess of the final Drilling Costs for the Well. It is expressly understood and agreed that if the final Drilling Costs for a Well exceed one hundred ten percent (110%) of the Drilling Costs as estimated in the AFE for the Well, Non-Operator shall have no obligation to pay more than its Proportionate Share (based upon its election to participate in the Well pursuant to Section 2.4 hereof) of such excess, provided, however, that if Non-Operator does not pay such Proportionate Share of the excess, its Proportionate Share of the Well shall be reduced to a share equal to the share of the final Drilling Costs of the Well paid by it.

             2.6 If Non-Operator elects to participate in a Well for a fifty-percent (50%) working interest, the Well will be burdened with an overriding royalty payable to Non-Operator equal to 1/64th (1.5625%); if Non-Operator does not elect to participate in a Well for any working interest, the Well will be burdened with an overriding royalty payable to Non-Operator equal to 1/32nd (3.125%). To the extent that Non-Operator participates in a Well for less than a fifty-percent (50%) working interest, the overriding royalty to Non-Operator shall be determined by subtracting from an overriding royalty of 1/32nd (3.125%) an amount determined by multiplying 1/64th (1. 5625%) by a fraction, the numerator of which is the Non-Operator's working interest and the denominator of which is fifty percent (50%). For example, if Non-Operator elects to participate for a thirty-percent (30%) working interest in a Well, the overriding royalty to Non-Operator shall be:

                      3.125% less (1.5625% x (30% / 50%)) =
                      3.125% less .9375% = 2.1875%

             2.7 With respect to each of the first ten (10) Wells identified in Exhibit B under the heading Presently Permitted Minimum Wells, Operator shall pay to Non-Operator, upon execution of this Agreement, Operator's Proportionate Share of a site fee of Four Thousand Dollars ($4,000) and a completion fee of Two Thousand Dollars ($2,000) for each such Well. With respect to each other Well drilled and completed during the Initial Period (as defined in Section 2.8 hereof), Operator shall pay to Non-Operator, not later than five (5) days prior to drilling such Well, Operator's Proportionate Share of a site fee of Four Thousand Dollars ($4,000) and Operator shall pay to Non-Operator, not later than thirty (30) days after completion of such Well, Operator's Proportionate Share of a completion fee of Two Thousand Dollars ($2,000). During the Option Period (as defined in Section 2.8 hereof), if applicable, the site fee shall be Five Thousand Dollars ($5,000) and the completion fee shall be Two Thousand Five Hundred Dollars ($2,500).

             2.8 During the period ending June 30, 2007 (the "Initial Period"), Operator shall have the exclusive right to propose and drill three hundred (300) Net Wells (as defined in this Section 2.8) under this Agreement inclusive of Wells identified in Exhibit B under the heading Presently Permitted Minimum Wells and other Wells drilled by Non-Operator under Section 2.3 hereof. If agreed to by Non-Operator in writing no later than December 31, 2006, Operator shall have the exclusive right to propose and drill two hundred (200) additional Net Wells under this Agreement during the period commencing July 1, 2007 and ending June 30, 2009 (the "Option Period"). For purposes of this Agreement, a Net Well shall mean one or more Wells in which Operator's (and its successors' and assigns') total initial participation equals one hundred percent (100%) of the working interests; for example, if Operator has a working interest of one hundred percent (100%) in each of four (4) Wells, seventy-five percent (75%) in each of four (4) Wells and fifty percent (50%) in each of four (4) Wells, the number of Net Wells shall be four (4), three (3) and two (2), respectively, or a total of nine (9) Net Wells.

             Subject to the performance by Non-Operator of its obligations, and the accuracy of its representations and warranties, herein contained (including but not limited to those set forth in Section 2.3 hereof, this Section 2.8 and
Section 3.2 hereof) and subject to the provisions of Section 14 hereof, Operator shall drill the minimum number of Wells set forth in the Leases to keep each such Lease in full force and effect during the Initial Period and, if applicable, during the Option Period and, except with respect to the minimum number of Wells to be drilled prior to March 31, 2005 and one (1) Well to be drilled under the Brimstone Lease on or before June 1, 2005 as set forth in Exhibit B, Operator shall commence the drilling of such minimum number of Wells no later than ninety (90) days prior to the dates set forth in each of the Leases to keep each of the Leases in full force and effect during the Initial Period and, if applicable, during the Option Period. Notwithstanding the provisions of the foregoing sentence, (i) if Non-Operator substitutes a new Operator under Section 11.2 hereof, Operator shall have no obligation, nor right, to drill any additional Wells and (ii) if the expiration of the Initial Period or, if applicable, the Option Period, occurs during a period when a Lease provides a minimum number of Wells is to be drilled to keep such Lease in full force and effect, the obligation of Operator to drill the minimum number of Wells to keep such Lease in full force and effect shall be prorated based upon the time of such period prior to, and after, the expiration of the Initial Period and, if applicable, the Option Period; for example, if the period in the

Lease during which a minimum number of Wells to be drilled is from January 1 of a year to December 31 of such year and the minimum number of Wells to be drilled in such period is ten (10), then in the calendar year 2007, Operator shall have an obligation to drill only five (5) Wells if the Option Period is not applicable.

             Failure of the Operator to drill the minimum number of Wells as set forth above in the preceding paragraph shall result in the immediate termination of Operator's right to thereafter drill any Well and, except as set forth below, Operator's right or obligation to participate in any Well thereafter drilled, provided, however, that if after such termination, Non-Operator drills, or causes to be drilled, any Wells during the Initial Period or if applicable, the Option Period, to satisfy the minimum number of Wells as set forth in the preceding paragraph to be drilled in such period, Operator shall participate in each such Well drilled no deeper than one hundred (100) feet below the Chattanooga Shale formation (or such deeper formation to which such Well is required to be drilled by a Lease) for such working interests, if any, as Non-Operator shall notify Operator in writing prior to the drilling of such Well and Operator shall be responsible for, and shall pay, its Proportionate Share of the Drilling Costs, Operating Expenses and Operator's Fee for such Well; the termination of the rights of Operator set forth above and the right of Non-Operator to require Operator to participate in the minimum number of Wells drilled no deeper than one hundred (100) feet below the Chattanooga Shale formation (or such deeper formation to which such Well is required to be drilled by a Lease) shall be the sole and exclusive remedy of Non-Operator with respect to Operator's failure to drill the minimum number of Wells as set forth above in the preceding paragraph.

             Non-Operator represents and warrants, to the best of its knowledge, to and for the benefit of Operator and its successors and assigns that no person, corporation or other entity, other than Non-Operator, has the right to explore for or produce natural gas or oil (including the right to drill, complete and operate Wells for the production, compression, transportation, marketing and sale of natural gas and oil produced therefrom) from the property subject to the Leases identified in Exhibit B other than the 1.628 acre, more or less, portion of the tract covered by the Coal Creek Lease described in Exhibit B under the heading Excluded Acreage. Non-Operator agrees that during the Initial Period, and if applicable, during the Option Period, Non-Operator shall not grant, assign or otherwise transfer to any person, corporation or other entity, except to Operator as set forth herein, the right to explore for and produce natural gas or oil from the property subject to the Leases not including methane gas from coal beds and coal mines.

             Notwithstanding anything to the contrary contained in this Agreement, upon the expiration of the Initial Period and, if applicable, the Option Period, Operator shall have no obligation or right to drill any well, and shall have no right to participate in any well drilled thereafter, on the property subject to any Lease.

             2.9 Notwithstanding anything to the contrary contained in this Agreement, without the written consent of Non-Operator, no Well drilled under this Agreement shall be drilled or completed to produce any methane gas from coal beds or coal mines, and after the initial drilling and completion of a Well, such Well shall not be deepened without the consent of both Operator and Non-Operator. It is expressly understood and agreed that Operator has no rights of ownership or otherwise in, nor liabilities with respect to, any well (whether producing, plugged or abandoned) drilled on the property subject to any Lease identified in Exhibit B by Non-Operator or any other person, corporation or other entity prior to the date of this Agreement or, unless otherwise agreed to in writing by Non-Operator and Operator, in any well (whether producing, plugged or abandoned) drilled on the property subject to any other Lease prior to the time it is deemed a Lease pursuant to Section 3.4 hereof; and to the extent it has the right to do so, Non-Operator may produce, rework, deepen and perform other operations on such wells for its sole account.

             2.10 Operator and Non-Operator shall each have the right to transfer or otherwise assign working interests in any Well to any affiliate and to any limited partnership or other entity from which Operator or Non-Operator receives funds to drill the Well, provided, however, that each party must retain at least twenty percent (20%) of the working interests for which it participated hereunder in each Well (such retention may be by the direct ownership of such minimum working interest or indirectly by such party's ownership of an affiliate or such limited partnership or other entity which owns working interests in the
Well) unless otherwise consented to by the other party, such consent not to be unreasonably withheld.

         3.  Title; Lease Status; Assignment by Non-Operator; AMI Election
             -------------------------------------------------------------

             3.1 Promptly after the execution of this Agreement, Non-Operator shall provide to Operator all information in its possession or subject to its control as to the title to the natural gas and oil underlying the property subject to the Leases identified in Exhibit B and the rights to explore for, develop, operate, produce and market such natural gas and oil including but not limited to the names and addresses of all owners of royalties and overriding royalties and the amounts of such royalties and overriding royalties. Additionally, at the time a copy of an agreement described in Section 3.4 hereof is sent to Operator, and thereafter, promptly after being requested to do so, Non-Operator shall provide to Operator all information in its possession or subject to its control as to the title to the natural gas and oil underlying the property subject to such agreement and the rights to explore for, develop, operate, produce and market such natural gas and oil. As to the title to the natural gas and oil underlying the property subject to the Leases and the right to explore for, develop, operate, produce and market such natural gas and oil, Non-Operator represents and warrants to and for the benefit of Operator and its successors and assigns that it will defend such title against every person, corporation or other entity claiming or to claim an interest therein by, through or under Non-Operator, or any member of Non-Operator, or any affiliate of any of them, but not otherwise.

             Prior to the drilling of a Well, the Operator shall obtain a report, prepared by an attorney or title insurance company licensed to practice or do business in Tennessee, as to whether the lessor(s) of the Lease, and each assignee of such lessor(s) including Non-Operator, are vested with good and marketable title to the rights to explore for, develop, operate, produce and market natural gas and oil on Well Acreage covered by the Lease on which the Well is to be drilled. Without limiting the foregoing, the report will cover, with respect to the Well Acreage covered by the Lease on which the Well is to be drilled, the ownership of the (i) oil and natural gas, (ii) working interests,
(iii) royalties, (iv) overriding royalties and (v) other production payments, if any. Promptly after receipt of a report, Operator shall furnish a copy thereof to Non-Operator. If a report reveals defects in title, Operator may, in the exercise of its reasonable judgment, caused to be performed such curative work as Operator deems prudent (including obtaining pooling amendments or agreements) or may decide not to drill a Well on the Well Acreage subject to the report. Operator and Non-Operator shall each be responsible for, and pay, its Proportionate Share of the costs incurred to obtain such reports, and to perform curative work, including costs of abstracts, attorney's fees, title company charges, land broker charges and other related direct charges, provided, however, that Non-Operator shall not be responsible for, and shall not pay, any amount for services rendered by in-house counsel or other personnel of Operator with respect to title to any Well Acreage or any curative work relating thereto.

Except as to the warranty of title set forth in the preceding paragraph, neither Operator nor Non-Operator shall have any liability to the other for failure of title or any matter relating thereto.

             3.2 Non-Operator hereby represents and warrants, as of the date hereof and continuing until March 31, 2005, to and for the benefit of Operator and its successors and assigns, that the Leases identified in Exhibit B are in full force and effect in accordance with their terms and that there are no defaults by lessee thereunder and that the lessee has no obligation under any such Lease to drill any well for the production of any methane or other gas from coal beds or coal mines and that all amendments to each such Lease are identified in Exhibit B and that all consents required under such Leases to permit Operator to perform its obligations, and exercise its rights, contemplated hereby have been obtained including consents to the assignment of such Leases and interests in the Wells and Well Acreage to Operator and to any affiliate of Operator or Non-Operator and to any limited partnerships and other entities from which Operator or Non-Operator receives funds to drill Wells, true and correct copies of such consents having been furnished by Non-Operator to Operator on or prior to the execution of this Agreement. Non-Operator shall not agree to any amendment or other modification of any Lease identified in Exhibit B without the prior written consent of Operator. Non-Operator shall be solely responsible for the payment of, and shall pay, all delay rentals, minimum royalties and other amounts required to be paid under the Leases to keep the Leases in full force and effect and upon request of Operator, Non-Operator shall provide evidence of such payment in such detail as Operator may reasonably request; Non-Operator shall be entitled to recoup such delay rentals, minimum royalties and/or other amounts as may be provided in the Lease and to the extent Operator receives funds from the sale or other disposition of natural gas and oil produced from the Wells which may be applied to such recoupment, it will pay such funds to Non-Operator. Operator and Non-Operator shall each pay its Proportionate Share of any shut-in royalties required to be paid under the Leases with respect to a Well. Additionally, Non-Operator shall comply with all other provisions of the Leases (except, subject to Section 2.3 hereof, the provisions to drill a minimum number of wells), and take all other actions to otherwise keep the Leases in full force and effect, with respect to the property subject thereto exclusive of Well Acreage. Promptly after receipt of any notice, or any document or other writing, from any lessor of a Lease, any governmental or regulatory authority or agency or any other person, corporation or authority relating to any Lease or Well or any activities conducted on the property subject to the Leases or relating to any other matter concerning the drilling, completion or operation of one or more Wells, or the transportation, compression, processing, marketing or sale of natural gas and/or oil produced therefrom, Non-Operator and Operator, as the case may be, shall provide the other with such notice, or document or other writing.

             3.3 Upon payment by Operator of its Proportionate Share of the site fee for a Well pursuant to Section 2.7 hereof, the Non-Operator shall promptly execute and deliver to the Operator or its successors and assigns an Assignment in substantially the form attached hereto and made a part hereof as Exhibit D with respect to the Well Acreage on which the Well is to be drilled and the non-exclusive right to construct, maintain, repair and operate one or more lines, compressors, processing facilities and meters on the property subject to the Leases to transport, compress, process, measure, market and sell natural gas and oil produced from the Wells, which natural gas and oil shall be transported through the Coalfield Pipeline pursuant to a Gas Gathering Agreement between Operator and Coalfield Pipeline Company being executed contemporaneously with this Agreement. Unless otherwise agreed to by the Non-Operator, the Assignment shall except and reserve to the Non-Operator all interests and estates with respect to methane gas in coal beds and coal mines, together with the right to conduct operations on and drill through Well Acreage for the development, extraction and processing of such methane gas so long as such operations and drilling do not adversely affect the operation of, or production from, any Well. In the Assignment and subject to the non-exclusive right described in the first sentence of this Section 3.3, Non-Operator shall further except and reserve unto itself all interests and estates in the Lease on which the Well is drilled, except as to the Well Acreage and as to all oil and gas formations from the surface to one hundred (100) feet below the deepest producing formation in the Well.

             3.4 If the Non-Operator, either member of the Non-Operator or any affiliate of any of them acquires the right to drill one or more wells on the AMI pursuant to an agreement not identified in Exhibit B, the Non-Operator shall provide a copy of the agreement to the Operator promptly after the execution of such agreement. The Operator shall have the right, within thirty (30) days after receipt of the executed agreement, to notify the Non-Operator in writing that such agreement shall be deemed a Lease, subject to such conditions as may be set forth in the notice (including consents to assignment), for all purposes of this Agreement and Non-Operator shall not agree to any amendment or other modification of such Lease without the prior written consent of Operator. If such written notice is not given by the Operator within the thirty (30) day period, such agreement shall not be deemed a Lease and the Operator shall have no rights, or obligations, in regard to such agreement. Notwithstanding the foregoing, Operator shall have no right to have any acreage described in Exhibit B under the heading Excluded Acreage deemed subject to a Lease.

             With respect to the leases and other agreements ("Additional Potential Leases") described in Exhibit B under the heading Additional Potential Leases, on or before March 1, 2005, Non-Operator shall provide to Operator a copy of each such Additional Potential Lease. If Non-Operator desires to drill a natural gas and/or oil well on the property subject to an Additional Potential Lease, at least ninety (90) days prior to drilling such well, Non-Operator shall give written notice to Operator of such desire along with the proposed location, target formation and anticipated drilling date of the well (as well as copies of any amendment or other modification of such lease and of any consent to assignment required by such lease) and the Operator shall have the right to participate in such well for up to fifty percent (50%) of the working interests, if Operator elects, as provided below, to have the Additional Potential Lease and well deemed a Lease and Well hereunder. If Operator notifies Non-Operator in writing within thirty (30) days after receipt of the written notice from Non-Operator that Operator desires to participate in the well and sets forth, in such notice, its working interest participation, such well and Additional Potential Lease shall be deemed a Lease and a Well hereunder and Operator shall commence the drilling of the Well before the drilling date set forth in the notice from Non-Operator, it being understood and agreed that after Non-Operator gives the written notice to Operator set forth above, Non Operator shall not agree to any amendment or other modification of such Lease without the prior written consent of Operator.

             3.5 The Operator agrees that for a period of seven (7) years after the execution of this Agreement, it will not acquire, other than as provided in this Agreement, the right to drill any wells or to mine any coal, or any interests in oil and gas or coal, on the AMI without the written consent of the Non-Operator. The provisions of this Section 3.5 shall survive the termination of this Agreement prior to the end of such seven (7) year period.

             3.6 Notwithstanding anything to the contrary herein contained, all rights and obligations of Operator and Non-Operator hereunder relating to the Leases are subject to the terms and provisions of the Leases including, but not limited to, any rights of lessor or others to take over any Well to be plugged and abandoned.

         4.  Drilling and Certain Related Procedures; Abandonment
             ----------------------------------------------------

             4.1 Other than the minimum number of Wells to test the Knox Formation, the Monteagle formation or any other formation set forth in the Leases, the Operator shall drill each Well to such formation as it shall designate, unless natural gas or oil is discovered in commercial quantities at a lesser depth which, in the opinion of the Operator, in its reasonable discretion, makes further drilling inadvisable to such target formations. If the Well is found to be commercially productive in the reasonable discretion and judgment of the Operator, the Operator shall complete the Well and if the Well produces natural gas, connect it to the Coalfield Pipeline, and if the Well produces oil, make appropriate arrangements for the prompt removal and sale of the oil produced from the Well.

             4.2 The Operator shall provide or cause to be provided all materials, supplies, tools, labor and services required to drill and complete the Wells to be drilled pursuant to this Agreement through the wellhead, including, but not limited to, drilling rigs, casings, bits, drill pipe, and all water, power, fuel and lubricants required at the Well sites. In connection with the foregoing obligations, the Operator shall perform, or cause to be performed, with respect to the Wells, the following procedures, in accordance with industry custom and standard in the locality:

                  (a) Grade and prepare the well location, including furnishing a suitable roadway thereto, if required, and following completion, backfill, grade and reseed the well location, all in accordance with the requirements of applicable law;

                  (b) Install and cement the well casing in accordance with the specifications of the Operator and as required by state and federal law;

                  (c) Electronically log and test the well in accordance with the specifications of the Operator to determine its productive capacity;

                  (d) Perforate such casing opposite such formations as Operator may select in accordance with the specifications of the Operator;

                  (e) Unless the Operator reasonably determines it is not necessary, stimulate one or more of the productive formations by means of nitrogen fracturing, hydrofracturing, acidizing, shooting, or other means in accordance with the specifications of the Operator, such stimulation and the extent and scope thereof to be designed by the Operator in accordance with generally accepted industry practices in the locality;

                  (f) If necessary, install an oil and gas separator to separate any recoverable liquids from the natural gas, if such liquids are contained by the natural gas in commercial amounts, before such natural gas is delivered to the designated pipeline or compressing equipment, together with a tank to store any liquids so separated from the natural gas as required;

                  (g) Use commercially reasonable efforts to obtain all rights of way and related surface rights and easements required, provide pipe for, and construct and place in operation, an appropriate gathering or other pipeline system to connect the Wells to the Coalfield Pipeline, provided, however, that to the extent Non-Operator or any of its members or any affiliate of any of them has such rights-of-way and related surface rights and easements, it shall grant Operator the non-exclusive right to use the same for such purpose;

                  (h) Install all drips and other devices in the gathering or other lines as shall be needed to ensure that all natural gas entering the lines shall have a moisture content no greater than the maximum allowable under current industry standards; and

                  (i) In the event that Operator shall at any time determine that a Well is capable of producing oil in paying quantities, as either a Drilling Cost or an Operating Expense (i) install well pumping equipment following its completion in order to produce oil from the Well in an amount equal to its allowable or capacity production and (ii) provide pipe for, and construct and place in operation, an appropriate, if necessary, line to connect the Well to an oil transmission line (or, in the event that any oil produced is to be removed by tanker, construct a pipeline to an adequate tank battery at the designated pickup point).

             4.3 Notwithstanding anything to the contrary contained in this Agreement, the Operator shall have the right to subcontract any part of the drilling, completion and operation of a Well, and any other work to be performed by Operator hereunder, to an affiliate of the Operator or any other party without the prior consent of the Non-Operator, provided, however, that no such subcontracting shall relieve the Operator of its obligations and responsibilities hereunder and any such subcontract must be made on commercially reasonable terms. The term "affiliate" as used in this Agreement shall mean any business entity which directly or indirectly through one or more intermediaries controls or is under the common control of the Operator or Non-Operator.

             4.4 The Operator shall conduct all operations hereunder in a good and workmanlike manner. All materials and supplies to be provided shall be of good quality and suitable to the use to which they may be put and all equipment, appliances and tools shall be in operating order. Operator shall not be responsible for loss resulting from any latent defect in any material supplied by any third party or the negligence of any third party of any service.

             4.5 In the event a Well is determined by the Operator, in its reasonable discretion, to be commercially unproductive following drilling to total depth and electronic logging thereof, and is thereby deemed a "Dry Hole," the Operator may notify the Non-Operator of such fact and of Operator's intention to plug and abandon, and the reasons for plugging and abandoning, the Well in accordance with the laws and regulations of the State of Tennessee. After sixty (60) days have expired from the date of mailing such notice, Operator may plug and abandon the Well and Operator and Non-Operator shall each pay its Proportionate Share of the costs of plugging and abandoning the Well. Notwithstanding the foregoing, in the event the Non-Operator desires that the Well not be plugged and abandoned, it shall, within said sixty (60) day period, serve upon Operator a written notice requesting the resignation of the Operator as to the Well. Such notice shall designate a new operator for the Well, and shall be accompanied by evidence of an operator's bond with respect to the Well. Such notice shall also be accompanied by a written agreement, signed by the Non-Operator, agreeing to assume the operation of the Well through the newly designated operator and relieving and discharging Operator of all further responsibility in connection with the operation or plugging and abandonment of the Well except for acts or activities occurring prior to the effective date of such notice. After the Well is placed under the bond of the new operator, Operator shall promptly transfer to Non-Operator, free or charge, all rights, titles and interests of Operator in and to the Well and the Well Acreage on which the Well is drilled.

         5.  Other Operating Responsibilities of the Operator
             ------------------------------------------------

             5.1 In connection with the performance of its duties and responsibilities pursuant to the terms of this Agreement, Operator shall:

                  (a) Keep the Leases free and clear of all labor, materials and other liens or encumbrances arising out of its operations;

                  (b) Obtain and maintain at its own expense all worker's compensation coverage required by law with respect to its employees and employee liability insurance with a limit of $1,000,000 per occurrence, and require all of its subcontractors to obtain and maintain such coverage with respect to their employees;

                  (c) Maintain in force at its own expense, with an insurance company or companies licensed to do business in Tennessee and rated A-, VII or better by A.M. Best, the following basic liability coverages (including independent contractor and completed operations and premises operations): comprehensive (including written contractual liability) general liability insurance and bodily injury insurance - $1,000,000 each occurrence and $1,000,000 aggregate; property damage liability (with deletion of underground property damage exclusion provisions ) - $1,000,000 each occurrence and $1,000,000 aggregate; and comprehensive auto liability and property damage in the same limits. The Operator shall also maintain an "umbrella" policy increasing the liability coverage hereinbefore set forth by the additional amount of $10,000,000. Upon receipt of a request of Non-Operator for a certificate of insurance, Operator shall request such a certificate and shall, upon receipt of the certificate, furnish the same to the Non-Operator. Non-Operator and its members, CNX Gas Company, LLC (and its members) and New River Energy, LLC (and its members), and CONSOL Energy, Inc., and their directors, officers and employees, shall be named as additional insureds under the policies and the policies shall provide that they may not be cancelled as to any coverage with respect to any of them, except after thirty (30) days' written notice to Non-Operator and CONSOL Energy, Inc. and the policies shall also provide a waiver of subrogation rights in favor of Non-Operator and its members, CNX Gas Company, LLC (and its members) and New River Energy, LLC (and its members) and CONSOL Energy, Inc., and their directors, officers and employees.

                  In the event Operator is unable, or fails, to obtain or maintain any of the insurance coverage described above, Operator shall give Non-Operator notice thereof as soon as reasonably possible and in such event, Operator shall immediately cease conducting any activities on the property subject to the Leases until such time as Operator obtains such coverage unless such inability, or failure, results from insurance companies licensed to do business in Tennessee not generally offering such coverage. If Operator is unable, or fails, to obtain or maintain any of the insurance coverage described above for a period of thirty (30) days, Non-Operator shall have the right to immediately terminate the right of Operator to thereafter drill any Well and, except as set forth in the third paragraph of Section 2.8 hereof, the right or obligation of Operator to participate in any Well drilled thereafter, upon sending written notice to Operator unless such inability, or failure, results from insurance companies licensed to do business in Tennessee not generally offering such coverage or unless one or more subcontractors of Operator who have such coverage conduct, to the exclusion of Operator, all activities on the property subject to the Leases to fulfill all obligations of Operator hereunder to be performed on such property and Operator provides to Non-Operator within such thirty (30) day period a certificate of such insurance coverage of such subcontractor(s);

                  (d) Comply with all requirements of applicable federal, state and local laws, and all regulations pursuant thereto, including, but not limited to, (i) obtaining all permits and approvals required from any governmental or regulatory authority or agency for the drilling and other activities which are the subject hereof, (ii) duly complying with all environmental and other similar laws and regulations relating to well drilling operations and associated earthmoving activities and with the terms of any orders issued by any governmental or regulatory authority or agency having jurisdiction with respect thereto, and (iii) filing all reports required to be filed with any governmental or regulatory authority or agency in connection with the drilling and other activities which are the subject hereof. If Operator and/or any of its subcontractors repeatedly violate the material provisions of applicable federal, state or local law, or of regulations pursuant thereto, and fail to cure such violations in a timely manner, Non-Operator shall have the right to immediately terminate the right of Operator to thereafter drill any Well and, except as set forth in the third paragraph of Section 2.8 hereof, the right or obligation of Operator to participate in any Well drilled thereafter, upon sending to Operator written notice setting forth such violations. Fines imposed as a result of Operator and/or its subcontractors violating applicable federal, state or local law, or of regulations pursuant thereto, shall be payable solely by Operator unless such violations do not result from a breach by Operator of its obligations under paragraph (f) below, in which event Operator and Non-Operator shall each pay its Proportionate Share of such fines;

                  (e) Comply with all of the provisions of the Leases, and take all actions required to keep the Leases in full force and effect, with respect to its operations hereunder; and

                  (f) Perform its duties under this Agreement as a reasonable prudent operator, in a good and workmanlike manner, with due diligence and dispatch, in accordance with good oil field practice. Operator agrees to indemnify and hold Non-Operator, its employees, directors and affiliates harmless from any third-party suits, claims, damages or actions related to the performance of its duties hereunder except to the extent that such suits, claims, damages or actions arise from the negligence of Non-Operator. Except for the indemnification provided in this paragraph (f), no party shall be responsible to the other party for any special, indirect, consequential, lost profit or punitive damages regardless of the type of breach (financially related or non-financially related).

         6.  Marketing of Natural Gas and Oil
             --------------------------------

             6.1 The Operator shall use commercially reasonable efforts to sell, upon such terms and conditions as it shall in its reasonable discretion deem advisable, all natural gas and oil produced from the Wells, exclusive of any production which may be used in development and producing operations and any production lost due to loss or shrinkage or used in compression of natural gas or in preparing and treating oil for marketing. At least ten (10) days prior to entering into any agreement with respect to the sale of natural gas and/or oil produced from the Wells, Operator shall furnish a copy of such agreement to Non-Operator. Unless Non-Operator notifies Operator in writing, within ten (10) days after receipt by Non-Operator of such agreement, that Non-Operator elects, pursuant to Section 6.2 hereof, to receive in kind its Proportionate Share of the production from the Wells, as well as the overriding royalty of Non-Operator set forth in Section 2.6 hereof, Operator shall be authorized to sell Non-Operator's Proportionate Share of the production from the Wells, as well as such overriding royalty, pursuant to the terms and provisions of such agreement. Any such agreement shall be executed by Operator as agent for the Non-Operator, and the Non-Operator hereby appoints Operator as its agent and attorney-in-fact for such purpose and shall designate Operator as the payee of the gross proceeds from the sale of natural gas and oil under such agreement so long as the Operator shall act as Operator hereunder. Notwithstanding anything to the contrary contained in this Agreement, unless agreed to otherwise by Non-Operator in writing, Operator shall have no authority to sell, and shall not sell, Non-Operator's Proportionate Share of the natural gas produced from the Wells except for a floating price determined daily or monthly based upon the commodity price of natural gas as reflected in the future prices on the New York Mercantile Exchange or a nationally recognized commodities index; Operator will use reasonable efforts to notify Non-Operator if it intends to sell Operator's Proportionate Share of the natural gas produced from the Wells at a price other than set forth above, the parties recognizing, however, that such notice may be given immediately before such sale because of market and other factors. Any authority delegated to the Operator to sell Non-Operator's Proportionate Share of the production from the Wells shall be limited to a period of time not in excess of the minimum needs of the industry and in no event for more than one year unless agreed to in writing by Non-Operator.

             Operator shall be solely responsible for the payment of any and all charges imposed by a pipeline or other transporter of natural gas which is to receive natural gas produced from the Wells at its connection with the Coalfield Pipeline and which arise from an imbalance between (i) quantities of natural gas produced from the Wells and nominated by Operator for delivery to such pipeline or other transporter and (ii) quantities of such natural gas actually delivered; provided, however, that Operator shall have no such responsibility, and Non-Operator shall bear its Proportionate Share of any and all such charges, if the imbalance results from "force majeure" (as such term is defined in Section
14.1 hereof) or any other cause except the negligence of Operator.

             6.2 Notwithstanding anything to the contrary contained in this Agreement, the Non-Operator shall own its Proportionate Share of the Wells and the natural gas and oil which is produced therefrom, and shall have, and may exercise, at any time and from time to time, its right and privilege to receive in kind its Proportionate Share of the production from the Wells, as well as the overriding royalty of Non-Operator set forth in Section 2.6 hereof, and make a sale thereof for its own account, provided, however, that if Non-Operator exercises its right and privilege to take in kind, such exercise shall be for one hundred percent (100%) of its Proportionate Share of the natural gas production from the Wells, as well as the natural gas overriding royalty of Non-Operator set forth in Section 2.6 hereof and Non-Operator shall use its best efforts to actually take in kind one hundred percent (100%) of such natural gas production and overriding royalty and provided further, that Non-Operator shall be responsible for the payment of all costs and expenses incurred by Non-Operator, Operator or otherwise in connection with Non-Operator's receipt in kind and failure, if any, to take in kind one hundred percent (100%) of such natural gas production and overriding royalty. Additionally, if Non-Operator exercises its right and privilege to receive in kind its Proportionate Share of the natural gas production from the Wells, as well as the natural gas overriding royalty of Non-Operator set forth in Section 2.6 hereof, to the extent Operator has the right, whether exclusive or otherwise, to have natural gas produced from the Wells compressed and transported through the Coalfield Pipeline, such natural gas production and overriding royalty of Non-Operator shall be delivered by Operator into the Coalfield Pipeline on the same basis as all other natural gas production from the Wells.

             6.3 Operator shall distribute to Non-Operator on a monthly basis Non-Operator's Proportionate Share of the Net Revenues from the Wells received by Operator and the overriding royalties payable to Non-Operator pursuant to
Section 2.6 hereof unless Non-Operator receives in kind, as set forth in Section
6.2 hereof, its Proportionate Share of the production from the Wells and/or the overriding royalty of Non-Operator set forth in Section 2.6 hereof.

                  6.4 The balancing of the Proportionate Shares of Operator and Non-Operator of natural gas produced from the Wells, as well as the Overriding Royalty of Non-Operator taken in kind, shall be governed by the terms and provisions of the Gas Balancing Agreement attached hereto as Exhibit E and made a part hereof.

         7. Superintendence and Maintenance of the Wells; Operator's Fee and Other Charges
             ----------------------------------------------------------------

             7.1 In addition to its other obligations hereunder, the Operator, shall be responsible for superintendence and maintenance of the Wells, if productive. In particular, and without limiting the generality of the foregoing, the Operator shall take the following actions with respect to each Well:

                  (a) The Well shall remain connected to its transmission, gathering or other pipeline system, as appropriate, at all times, except to the extent disconnection is required:

                      (i) For repairs to the Well or associated facilities;

                      (ii) To accommodate surface or other coal mining operations where the surface or other coal mining rights have priority over the oil and gas exploration and production rights; and

                      (iii) To accommodate timbering operations where the timber rights have priority over the oil and gas exploration and production rights.

                  (b) In the event the Well is disconnected for repairs, reconnection shall be made promptly following the completion of such repairs (after authorization from the Gas Purchaser, if required);

                  (c) Appropriate shut-in pressure tests are conducted with respect to the Well;

                  (d) All metering, valves and other wellhead equipment are checked regularly and maintained in good condition; and

                  (e) The Well is kept in good condition for the production of natural gas and oil.

             7.2 The number of employees required for the discharge of the Operator's superintendence and maintenance responsibilities hereunder and their selection and hours of labor shall be determined by the Operator, in its sole and absolute discretion.

             7.3 In lieu of any direct charges by the Operator for the services of the Operator or any of its employees or subcontractors required for superintendence and maintenance of the Wells under this Agreement, if productive, and in lieu of any accounting, bookkeeping and distribution expenses, the Operator shall be entitled to receive payment from Non-Operator of its Proportionate Share of the rate of Two Hundred Twenty-Five Dollars ($225) per month per Well (the "Operator's Fee"), commencing with the first month or part thereof that the Well is in production and continuing for each month thereafter whether or not the Well shall be in production, provided, however, that no Operator's Fee shall be charged for any month during which the Well is shut-in for the entire month for reasons other than repair or maintenance. Such amount is intended to compensate the Operator for the services supplied by Operator, its personnel and the personnel of any subcontractors engaged by Operator but excluding any allowance for materials, supplies, or the use of Operator's equipment. Notwithstanding the foregoing, in the event that it shall be necessary for Operator to incur unusual or extraordinary expenses in the operation of the Wells, such as in the case of a Well whose productivity of oil is such as to require intensive supervision, such additional expenses shall be deemed to be an Operating Expense.

             The Operator's Fee at the rate of Two Hundred Twenty-Five Dollars ($225) per month per Well shall be fixed at such amount until December 31, 2007. The Operator's Fee may be adjusted as of January 1, 2008 for the period beginning on such date and ending on December 31, 2008 and thereafter may be adjusted annually for the periods beginning January 1 of a year and ending December 31 of the same year. The adjustment shall be computed by multiplying the Operator's Fee currently in effect by the percentage increase or decrease, if any, recommended by the Council of Petroleum Accountants Societies ("COPAS") each year and the adjusted Operator's Fee shall be the Operator's Fee currently in use plus or minus the adjustment, provided, however, that the adjusted Operator's Fee shall never be less than Two Hundred Twenty-Five Dollars ($225) per month per Well.

         8.  Costs and Expenses; Plugging Reserve Account
             --------------------------------------------

             8.1 The Operator shall cause all Operating Expenses to be promptly paid and discharged and Non-Operator shall be responsible for payment of its Proportionate Share of all Operating Expenses. In the event the Operator shall have paid any Operating Expenses with respect to the Wells out of its own funds, Non-Operator's Proportionate Share of the amounts thereof shall be reimbursed by the Non-Operator to the Operator within thirty (30) days after receipt of a statement therefor to the extent Non-Operator's Proportionate Share of such Operating Expenses exceeds its Proportionate Share of the Net Revenues from the Wells received by Operator. Additionally, Non-Operator's Proportionate Share of the Operating Fee for the Wells shall be paid by the Non-Operator to the Operator within thirty (30) days after receipt of a statement therefore to the extent Non-Operator's Proportionate Share of the Operator's Fee for the Wells exceeds its Proportionate Share of the Net Revenues from the Wells received by Operator. Operator is authorized hereby to establish a reasonable reserve from the revenues of the Wells in order to defray the Operator's Fee and reasonably anticipated Operating Expenses associated with the Wells and to deposit the funds reserved in a separate and segregated interest-bearing reserve account (the "Operating Reserve Account"), provided, that the funds in the Operating Reserve Account (including accrued interest) shall not exceed Two Thousand Dollars ($2,000) for any Well or Fifty Thousand Dollars ($50,000) in the aggregate for all Wells. Non-Operator hereby grants unto Operator a security interest or lien and right to off-set in the revenues of the Wells to secure Operator in the payment of Operating Expenses and the Operator's Fee.

             8.2 The Operator shall further pay promptly all charges for labor and materials which it incurs in performing its duties under this Agreement, whether or not the same are chargeable to the Non-Operator, and shall not, providing that all amounts due to Operator hereunder shall have been timely paid and shall not be in default in any respect, permit any liens for such labor and/or materials to be filed by any person against the Non-Operator's interests in the Wells or, if filed, shall take prompt action to have the same removed.

             8.3 Notwithstanding anything to the contrary contained in this Agreement, if after a Well has been placed into production for natural gas and/or oil, the Operator shall reasonably determine that the Well has become incapable of producing natural gas and/or oil in commercial quantities, the Operator may notify the Non-Operator of the fact of such non-productivity and of Operator's intention to plug and abandon, and the reasons for plugging and abandoning, the Well in accordance with the laws and regulations of the State of Tennessee. After sixty (60) days have expired from the date of mailing such notice, Operator may plug and abandon the Well. Operator shall first utilize the funds in the Plugging Reserve Account (as defined in Section 8.4 hereof) to pay the costs of plugging and abandoning the Well. In the event the amounts in the Plugging Reserve Account are insufficient to pay all of the costs of plugging and abandoning the Well, then Operator shall invoice the Non-Operator for Non-Operator's Proportionate Share of the additional amounts (which shall be an Operating Expense) needed to pay such costs in full and the Non-Operator shall remit to Operator the Non-Operator's Proportionate Share of such additional amounts within thirty (30) days after receipt of an invoice from Operator therefor, it being understood and agreed that in no event will Non-Operator be responsible or liable for any costs to plug and abandon a Well beyond its Proportionate Share of such Well. Notwithstanding the foregoing, in the event the Non-Operator desires that the Well not be plugged and abandoned, it shall, within said sixty (60) day period, serve upon Operator a written notice requesting the resignation of the Operator as to the Well. Such notice shall designate a new operator for the Well, and shall be accompanied by evidence of an operator's bond with respect to the Well. Such notice shall also be accompanied by (i) a written agreement, signed by the Non-Operator, agreeing to assume the operation of the Well through the newly designated operator and relieving and discharging Operator of all further responsibility in connection with the operation or plugging and abandonment of the Well except for acts or activities occurring prior to the effective date of such notice and (ii) payment to Operator and other working interest owners of their Proportionate Share of the then fair market value of the salvageable casing, tubing and fixtures of the Well. After the Well is placed under the bond of the new operator, Operator and the other working interest owners shall promptly transfer to Non-Operator all of their rights, titles and interests in and to the Well and the Well Acreage on which the Well is drilled and shall promptly transfer to the new operator the Non-Operator's Proportionate Share of the funds in the Plugging Reserve Account attributable to the Well.

             8.4 (a) Operator shall have the right to retain as an Operating Expense, on a monthly basis, a portion of the Net Revenues (the "Plugging Funds") for the payment of the anticipated future costs of plugging and abandoning Wells when the plugging and abandonment of one or more Wells becomes necessary in the opinion of the Operator, in its reasonable discretion. The Plugging Funds shall be placed in a separate and segregated interest-bearing reserve account for the Wells (the "Plugging Reserve Account"). The Operator shall maintain an accounting system that will allow identification of the Plugging Funds which have been paid in for each Well, provided, however, that Non-Operator's Proportionate Share of the Plugging Funds for any Well may be used to pay Non-Operator's Proportionate Share of the costs of plugging and abandoning any other Well. The amount of the Plugging Funds to be retained.monthly shall be determined by the Operator, acting in good faith, taking into account the following factors:

                  (i) The anticipated life of the Well;

                  (ii) The anticipated costs of plugging and abandoning the Well in accordance with all applicable statutes, codes and regulations at the end of the useful life of the Well;

                  (iii) The effect of compounded interest upon amounts deposited into the Plugging Reserve Account for the Well; and

                  (iv) Any other factors which Operator reasonably deems relevant.

             (b) As of the date of this Agreement:

                  (i) Operator has determined that after the first year of production from a Well four percent (4%) of the monthly Net Revenues from such Well, not to exceed Two Hundred Dollars ($200) for any month, will be placed in the Plugging Reserve Account; and

                  (ii) Operator has determined that such amount will be placed into the Plugging Reserve Account until the principal sum (including accrued interest) is equal to Ten Thousand Dollars ($10,000) for each Well.

         The Operator reserves the right to revise the monthly withholding amounts and/or the total amounts set forth above when, acting in good faith, the Operator determines, taking into account the factors set forth in Section 8.4(a) above, that such amounts must be adjusted upward or downward in order to provide for the payment in full of the future plugging and abandonment costs of the Wells.

             (c) Should the Operator determine, in its reasonable discretion, that at the time it becomes necessary to plug and abandon Wells, insufficient funds for such abandonment and plugging are on deposit in the Plugging Reserve Account, the Operator shall invoice the Non-Operator for its Proportionate Share of the additional sums needed to plug and abandon the Wells, and such additional sums shall be considered Operating Expenses under the terms of this Agreement, and Non-Operator shall pay such invoice within thirty (30) days after receipt.

             Should the Operator determine, in its reasonable discretion, that funds, including accrued interest, in the Plugging Reserve Account exceed the amount necessary to plug and abandon the Wells, the Operator shall, upon such determination, refund to the Non-Operator and other working interest owners their Proportionate Shares of such excess funds, provided, however, that no refund will be made to the extent it would reduce the funds, including accrued interest, in the Plugging Reserve Account below Ten Thousand Dollars ($10,000) for any Well.

             (d) Non-Operator's Proportionate Share of the interest accrued on the Plugging Reserve Account shall be allocated as income to the Non-Operator.

         9.  Additional Operations
             ---------------------

             9.1 Without the prior consent of the Non-Operator, no expenditure in excess of Ten Thousand Dollars ($10,000) shall be made relating to any Well in which Non-Operator has a working interest except the initial drilling and completion of such Well.

             9.2 Notwithstanding the foregoing, the Operator shall be authorized, without being required to obtain the consent of the Non-Operator, in the case of explosion, fire, flood, or discharge or release of any hydrocarbon or other hazardous substance which requires immediate remediation, or other sudden emergency whether of the same or different nature, to take such steps and incur such expenses as in its opinion are required to deal with the emergency and to safeguard life and property. In such event, the Operator shall promptly notify the Non-Operator of the matter which gave rise to the expenditures made by the Operator and account to the Non-Operator for all such expenditures and such expenditures, once accounted for, shall be deemed to be an Operating Expense unless the matter which gave rise to the expenditure resulted from the negligence of the Operator.

             9.3 Notwithstanding the foregoing, in the event that Operator shall propose to make an expenditure with respect to a Well in excess of the amount specified in Section 9.1 hereof and in the event that Non-Operator owns less than a fifty percent (50%) working interest in the Well, such proposed expenditure may nevertheless be made and any party advancing any funds attributable to the interest of Non-Operator may recoup an amount equal to two hundred percent (200%) of such funds from the Net Revenues of the Well attributable to the interest of Non-Operator before any further distributions shall be made from the Net Revenues of the Well to Non-Operator.

         10. Non-Operator's Access; Audit
             ----------------------------

             10.1 The Non-Operator shall have access to the Wells and to any information in the possession of the Operator pertaining to the Wells, and shall be entitled to inspect and observe operations of every kind and character upon the property covered by the Lease.

             10.2 Upon reasonable notice to the Operator and at times mutually convenient to the parties hereto, the Non-Operator shall also have access to, and is entitled to receive copies of, the records and other documents on file at the Operator's office relating to the drilling, completion and operation of the Wells, including all Well logs and production records. In addition, during the drilling and completion of a Well, such number (as the Non-Operator or its designated agent may reasonably request) of copies of drilling reports, logs, completion reports and other data produced in connection with such activities shall be made available and provided to the Non-Operator or such agent, as they are produced or promptly thereafter.

             10.3 The Non-Operator shall have the right, at its own cost and expense and not more frequently than once in each calendar year, to have an independent audit made of the books and records of Operator to verify, for the preceding two (2) calendar years, all Drilling Costs and Operating Expenses charged to Non-Operator, the production of natural gas and oil from the Wells and the proceeds of the sale or other disposition of such natural gas and oil production, the royalties and overriding royalties paid with respect to such production and the recoupment of delay rentals, minimum royalties and other amounts as set forth in Section 3.2 hereof and the funds (including accrued interest) in the Operating Reserve Account and the Plugging Reserve Account.

         11. Term and Termination
             --------------------

             11.1 This Agreement shall commence upon the effective date hereof and shall remain in full force and effect with respect to each Well until such time as such Well is abandoned and plugged in accordance with the laws and regulations of the State of Tennessee.

             11.2 In the event that the Non-Operator shall, in good faith, determine that Operator is in substantial or material breach of the duties and obligations imposed upon Operator by this Agreement, then the Non-Operator shall give Operator written notice thereof specifying the event or events of default to be cured by Operator. In the event that Operator has substantially or materially breached the duties and obligations imposed upon the Operator by this Agreement, Operator shall then have a period of ninety (90) days after receipt of said written notice of default to cure such breach or default, or in which to implement a plan of action which, if taken to its natural conclusion and continuously prosecuted, would cure such breach or default. In the event that Operator cures such breach or default or implements a plan of action which, if taken to its natural conclusion and continuously prosecuted, would cure such breach or default, the Non-Operator shall not have the right to substitute a new operator. In the event that Operator upon the expiration of the aforesaid ninety
(90) day cure period has not cured such breach or default, and/or has not implemented a plan of action which, if taken to its natural conclusion and continuously prosecuted, would cure such breach or default or if Operator has failed to continuously prosecute such plan of action, the Non-Operator may substitute a new operator.

             11.3 After the Initial Period and, if applicable, after the Option Period, Operator shall have the right to resign as Operator hereunder on ninety
(90) days' written notice to the Non-Operator, in which event the Non-Operator shall appoint a new operator, provided, however, that if Non-Operator is unable, after having made reasonable efforts, to appoint a new operator within such ninety (90) day period, such period shall be extended for such additional time as Non-Operator continuously and diligently seeks the appointment of a new operator. Upon the effective date of such resignation, Operator shall have no further responsibility hereunder and shall, except for acts or activities occurring prior to such effective date, have no liability for any loss to the Non-Operator as a result of Operator's resignation.

             11.4 In the event that Operator shall, for any reason, cease to be the Operator hereunder, the Non-Operator shall promptly furnish a bond in form and substance satisfactory for the operation of natural gas and oil wells and shall cause the Wells to be transferred and placed under Non-Operator's bond, or the Non-Operator may designate a properly bonded new operator. Promptly after all Wells are placed under the bond of Non-Operator or the new operator, Operator shall transfer to the Non-Operator or the new operator, as the case may be, all funds in the Operating Reserve Account and the Plugging Reserve Account. Thereafter, Operator shall be deemed a non-operator hereunder with respect to the interests in the Wells owned by it, or by any affiliate or by any limited partnership or other entity from which Operator received funds to drill Wells, with all the rights and liabilities of a non-operator hereunder relating to such interests, provided, however, that neither Operator nor any such affiliate, limited partnership or other entity shall have any right to participate in any Wells drilled thereafter, although Operator may have the obligation under
Section 2.8 hereof to participate in one or more such Wells.

             Additionally, if Operator is no longer the operator hereunder, Non-Operator or the new operator, as the case may be, shall have no obligation or other liability to account for any matter relating to the Wells to any affiliate of Operator or to any limited partnership or other entity from which Operator received funds to drill Wells, or to distribute to any such affiliate, limited partnership or other entity, any Net Revenues from such Wells attributable to the interests in such Wells of any such affiliate, limited partnership or other entity. Non-Operator or the new operator, as the case may be, shall account for matters relating to the Wells only to Operator and shall make distributions of such Net Revenues only to Operator, who in turn shall account, and make distributions of such Net Revenues, to such affiliates, limited partnerships and other entities.

         12. Contract Not Assignable
             -----------------------

             12.1 Except as set forth in Section 2.10 hereof, neither the Operator nor the Non-Operator shall assign its obligations or rights hereunder but Operator shall have the right to subcontract for the performance of all or any portion of the work to be performed by Operator hereunder.

         13. Relationship; Internal Revenue Code Election
             --------------------------------------------

             13.1 None of the rights, duties, or obligations of the parties hereto or terms hereof shall be construed as creating a joint venture, a partnership, nor any other legal entity whereby one party is responsible individually for all debts, liabilities or charges incurred in connection with the drilling, completion, operation or abandonment of the Wells or any other activities contemplated hereby; each of the parties hereto shall be responsible only for its Proportionate Share of such debts, liabilities or charges.

             13.2 The parties by their execution of this Agreement hereby assert that this Agreement and the activities contemplated hereby shall not constitute a partnership under the Internal Revenue Code of 1986, as amended (the "Code"); nevertheless, the parties elect, under the authority of Section 761 of the Code, to be excluded from the application of all of the provisions of Subchapter K of Chapter I of Subtitle A of the Code ("Subchapter K"). If future income tax laws of the United States, or the present or future income tax laws of Tennessee, contain provisions similar to those contained in Subchapter K under which a similar election is permitted, the parties agree that such election shall be exercised. The Non-Operator authorizes and directs the Operator to execute on behalf of Non-Operator such evidence of this election as may be required by the United States Treasury Department or the Internal Revenue Service, including specifically, but not by way of limitation, all of the returns, statements and data required by Treasury Regulations Section 1.761. Should there be any requirement that any party affected hereby give further evidence of this election, such party shall execute such documents and furnish such other evidence as may be required by the Internal Revenue Service as may be necessary to evidence this election. No party shall give any notices or take any other action inconsistent with the election made hereby. Should a gas imbalance arise where a party does not take its Proportionate Share of production from a Well and another person, corporation or other entity takes more than its Proportionate Share of such production, then the party which does not take its Proportionate Share shall use the "cumulative gas balancing method" as described in Treasury Regulation Section 1.761-2(d) for purposes of accounting for such imbalance. The parties agree to report their shares of the items of income, deductions and credits associated with the Wells in a manner consistent with exclusion from the application of the provisions of Subchapter K.

         14. Force Majeure
             -------------

             14.1 If any party is rendered unable, wholly or in part, by force majeure to carry out its obligations under this Agreement, other than the obligation to make money payments or furnish security, that party shall give to the other party prompt written notice of the force majeure with reasonably full particulars concerning it; thereupon, the obligations of the party giving the notice, so far as they are affected by the force majeure, shall be suspended during, but no longer than, the continuance of the force majeure. The term "force majeure", as here employed, shall mean an act of God, strike, lockout, or other industrial disturbance, act of the public enemy, war, blockade, public riot, lightning, fire, storm, flood or other act of nature, explosion, governmental action, governmental delay, restraint or inaction, unavailability of equipment, and any other cause, whether of the kind specifically enumerated above or otherwise, which is not reasonably within the control of the party claiming suspension; provided, however, that unavailability of equipment shall not constitute "force majeure" for purposes of this Agreement with respect to the drilling, as set forth in Section 2.8 hereof, of the minimum number of Wells set forth in the Leases to keep such Leases in full force and effect during the Initial Period and, if applicable, during the Option Period.

             The affected party shall use all reasonable diligence to remove the force majeure situation as quickly as practicable. The requirement that any force majeure shall be remedied with all reasonable dispatch shall not require the settlement of strikes, lockouts, or other labor difficulty by the party involved, contrary to its wishes; how all such difficulties shall be handled shall be entirely within the discretion of the party concerned.

         15. Notices
             -------

             15.1 All notices or other correspondence required or made necessary by the terms of this Agreement shall be in writing and shall be considered as having been given to a party (i) if given by telecopy, at the time the telecopy is transmitted to the following telecopier numbers and the appropriate answer back is received or receipt is otherwise confirmed, (ii) if given by mail, two
(2) business days after being mailed by registered or certified mail, postage prepaid, to the following addresses, or (iii) if given by any other means (including but not limited to overnight delivery), when delivered at the following addresses:

              (a) Operator:

                                Atlas America, Inc.
                                311 Rouser Road
                                Moon Township
                                Coraopolis, PA 15108
                                Attention:  Frank Carolas
                                Telecopier No.: (412) 262-3927

              (b) Non-Operator:

                                Knox Energy, LLC
                                P.O. Box 947
                                Bluefield, VA 24605
                                Attention:  Claude Morgan
                                Telecopier: (276) 988-1076

                                with a copy to:

                                Knox Energy, LLC
                                132 Mitchell Road
                                Oak Ridge, TN 37830
                                Telecopier No.: (865) 481-3896

Each party shall have the right to change its address at any time, and from time to time, by giving written notice thereof to the other party.

         16. Governing Law
             -------------

             16.1 This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to the principles of conflicts of laws of the Commonwealth of Pennsylvania, provided, however, that as to real property issues, this Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee, without giving effect to the principles of conflicts of laws of the State of Tennessee.

         17. Successors in Interest
             ----------------------

             17.1 Each and all of the covenants, agreements, terms and provisions of this Agreement shall be binding on and inure to the benefit of the parties hereto and their successors and assigns.

         18. Integration; Amendment; Interpretation
             --------------------------------------

             18.1 This Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof and supercedes all prior and contemporaneous agreements and understandings of the parties in connection herewith. Any amendment or supplement made hereto shall be in writing and signed by all parties. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Terms such as "herein", "hereby", "hereto", "hereunder", and "hereof" refer to this Agreement as a whole.

         19. Severability
             ------------

             19.1 If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon any binding determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable and legally enforceable manner, to the end that the transactions contemplated hereby may be completed to the fullest extent possible.

         20. Waivers
             -------

             20.1 No waiver by any party of any default hereunder by any other party shall operate as a waiver of any other default or of the same default on a subsequent occasion. No failure to exercise, and no delay in exercising, by any party of any power, remedy or right shall operate as a waiver thereof, nor shall any single or partial exercise of any power, remedy or right preclude other or further exercise thereof or the exercise of any other power, remedy or right. All powers, rights and remedies may be asserted concurrently, cumulatively, successively or independently from time to time.

         21. Further Assurances
             ------------------

             21.1 The parties agree to promptly execute and deliver, or cause to be executed and delivered, at such times as shall be reasonably requested, any additional instrument or take any further action as may be reasonably necessary or appropriate that any party may reasonably request for the purpose of carrying out the transactions contemplated by, and the purposes and intents of, this Agreement.

         22. Attorneys' Fees
             ---------------

             22.1 In any dispute among the parties hereto arising under this Agreement, the prevailing party shall be entitled to recover from the other party its reasonable attorney fees and other reasonable costs of litigation in addition to all other remedies.

         23. Public Statements
             -----------------

             23.1 Neither party shall make any statements or releases to the general public relating to this Agreement or the activities conducted pursuant hereto without the permission of the other party, not to be unreasonably withheld, except (i) in filings required of either Operator or its parent, Resource America, Inc., or any affiliate of either of them, under federal securities laws, rules and regulations, or under the laws, rules, regulations or ordinances of the United States or any other jurisdiction, or by any federal, state or local governmental or regulatory authority or agency, (ii) disclosure required by the rules, regulations or policies of any stock exchange or automated interdealer quotation system on which any securities of Operator or the parent of Operator, or any affiliate of either of them, may be listed, or
(iii) if compelled to do so in any legal proceeding or otherwise.

         24. Counterpart; Fax
             ----------------

             24.1 This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same agreement. It is agreed by the parties that facsimile signature pages signed by the parties shall be binding to the same extent as original signature pages.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their proper officers duly authorized all as of the day and year first hereinabove written.

                                           OPERATOR:

WITNESS:                                   ATLAS AMERICA, INC., a Pennsylvania
                                           corporation


___________________________                By:__________________________________
                                           Name:________________________________
                                           Title:_______________________________


                                           NON-OPERATOR:

                                           KNOX ENERGY, LLC

                                              By its members:

WITNESS:                                      CNX Gas Company, LLC, a Virginia
                                              limited liability company


___________________________                By:__________________________________
                                           Name:________________________________
                                           Title:_______________________________



WITNESS:                                   New River Energy, LLC, a Tennessee
                                           limited liability company


___________________________                By:__________________________________
                                           Name:________________________________
                                           Title:_______________________________